EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing statement on Schedule 13D (including any and all amendments thereto) is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

Dated: February 14, 2023

By:	/s/ William K. Hood
William K. Hood

Smith & Hood Holding Company, LLC

By:	/s/ William K. Hood
Name: William K. Hood
Title: Member

Smith & Hood Investments, LLC

By:	/s/ William K. Hood
Name: William K. Hood
Title: Member

WKH Management, LLC

By:	/s/ William K. Hood
Name: William K. Hood
Title: Member
Hood Investments, LLC

By:	/s/ William K. Hood
Name: William K. Hood
Title: Member